EMPLOYMENT AGREEMENT

      This employment contract (the "Agreement") is entered into and made effective as of September ___, 2006 (the "Effective Date") by and between American Racing Capital, Inc., a Nevada corporation (the "Company"), and D. Davy Jones, a resident of the State of Nevada (the "Employee").

                                    RECITALS

      WHEREAS, the Company desires to employ and retain the Employee for the term specified herein in order to advance the business and interests of the Company on the terms and conditions set forth herein; and

      WHEREAS, the Employee desires to provide his services to the Company in such capacities, on and subject to the terms and conditions hereof; and

      WHEREAS, the Company desires to provide the Employee with certain options to acquire stock in the Company in order that the Employee may have the opportunity to participate in the growth and performance of the Company, as set forth herein; and

      NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

      1. Adoption of Recitals. The Company and Employee hereto adopt the above recitals as being true and correct.

      2. Employment.

            (a) Subject to the terms and conditions set forth herein, the Company hereby employs Employee, and Employee hereby agrees to serve the Company for a three-year period from the Effective Date of this Agreement ("Employment Period").

      3. Duties and Responsibilities.

            (a) During the Employment Period, the Employee shall serve as President and Chief Executive Officer of the Company. In such role, Employee shall perform all executive and administrative duties, all functions and privileges incumbent with the position of President and Chief Executive Officer, and any other duties as reasonably prescribed by the Board of Directors of the Company (the "Board") from time to time; provided, however, that such duties and responsibilities are consistent with Employee's position. Employee shall also serve as a member of the Board. During the Employment Period, Employee shall perform and discharge faithfully, diligently, in good faith and to the best of Employee's ability such duties and responsibilities. The Employee agrees to devote as much of his time as is reasonably necessary to accomplish his duties and obligations under this Agreement.

            (b) Other Activities. The Employee, during the Employment Period, may engage in other activities for compensation outside his employment with the Company, as long as these activities do not materially interfere with or detract from the performance of Employee's duties or constitute a breach of any of the provisions contained in this Agreement. Those activities will include but shall not be limited to serving in a consulting role to any other affiliate or subsidiary of the Company.

      4. Compensation.

            (a) Base Salary. During the Employment Period, the Company shall pay to Employee an annual base salary ("Base Salary") of One Hundred Twenty Thousand Dollars ($120,000.00) payable on a bi-monthly basis or otherwise in accordance with the Company's customary payroll practices, throughout the term of such employment subject to the provisions of Section 6 hereof (governing Terminations), and subject to any applicable tax and payroll deductions. The Base Salary shall increase by five percent (5%) (the "Annual Salary Increase") on the anniversary date of the Effective Date on the same date each year during the Employment Period. The Board shall review the Annual Salary Increase and shall have the authority to modify the terms of the Annual Salary Increase. Any such modifications in the Annual Salary Increase shall be communicated to the Employee thirty (30) days prior to the date when the Annual Salary Increase would be effectuated.

            (b) Bonus. In addition to the Salary, Employee shall be entitled to such bonuses and benefits as may be determined by the Board. Any bonus granted pursuant to this Section 4(b) shall be paid within forty-five (45) days after the end of the fiscal year for which such bonus is earned.

            (c) Stock Options. During the Employment Period, the Company may issue to the Employee stock options (the "Stock Option") to acquire 250,000 shares of the Company's common stock, par value $.001 per share ("Common Stock"). The number of shares to be acquired pursuant to the Stock Option may be determined by the Board of Directors at the time of issuance and may differ from the number set for herein. After the expiration, or exercise of the Stock
Option, Employee shall be entitled to participate in the Company's regular employee stock option program in the same manner as the other executives of the Company and its affiliates.

            (d) Other Benefits. During the Employment Period, Employee shall be entitled to apply to participate in any and all employee benefit plans, programs or arrangements (collectively the "Plans"), implemented by the Company and available to employees of the Company, including medical, 401(k) plans, or similar plans, at such time when the Company will be able to adopt and implement these plans. Employee's participation in such plans shall be governed by the terms of the respective plans.

            (e) Fringe benefits.

                  (i) During the Employment Period, the Company shall pay for directly or reimburse Employee for all reasonable, customary and necessary business-related expenses incurred by Employee in connection with the duties of Employee hereunder, in accordance with the applicable Company policy, as may be revised from time to time, and upon submission by Employee to the Company of such written evidence of such expense as the Company may require.

                  (ii) The Employee shall be entitled to four (4) vacation weeks as provided in the Company's policies. Employee's vacation accrual shall be capped at two (2) years' worth of vacation (which in aggregate shall be no more than eight (8) weeks of vacation.

                  (iii) Nothing paid to Employee under any Company Plan, bonuses, or fringe benefit arrangements shall be deemed to be in lieu of Base Salary payable to Employee hereunder.

      5. Restrictive Covenants.

            (a) Non Disclosure of Confidential Information.

                  (i) During and at all times after the Employment Period, the Employee shall not, directly or indirectly, without the prior written consent of the Board, or a person duly authorized thereby, other than a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Employee of the duties of Employee as an employee of the Company, access, maintain, keep, disclose or use for the benefit of himself or herself or any other person, corporation, partnership, joint venture, association, or other business organization, any of the trade secrets or Confidential Information of the Company. If Employee is legally required to disclose any Confidential Information, Employee will notify Company prior to doing so by providing Company with written notice ten (10) days in advance of the intended or compelled disclosure. Notice shall be provided as defined in Section 7 below. For the purposes of this Agreement, "Confidential Information" shall mean all information, whether written or oral, tangible or intangible, of a private, secret, proprietary or confidential nature, of or concerning the Company or any of its subsidiaries or affiliates and their business and operations, and all files, letters, memoranda, reports, records, computer disks or other computer storage medium, data, models or any photographic or other tangible materials containing such information including without limitation, any sales, promotional or marketing plans, programs, techniques, practices or strategies, any expansion plans (including existing and entry into new geographic and/or product markets), and any customer lists.

                  (ii) The Employee hereby assigns to the Company all right, title and interest in such Work Product made or conceived by the Employee alone or jointly with others (whether during the Employment Period or any period of employment with the Company or any of its affiliates following the Employment Period) which relates to the business of the Company or any such affiliate. This assignment shall include (a) the right to file and prosecute patent applications on such Work Product in any and all countries, (b) the patent applications filed and patents issuing thereon and (c) the right to obtain copyright, trademark or trade name protection for any such Work Product. The Employee shall promptly and fully disclose all such Work Product to the Company and reasonably assist the Company, at the Company's expense, in obtaining and protecting the rights therein (including patents thereon) in any and all countries; provided, however, that said Work Product will be the property of the Company, whether or not patented or registered for copyright, trademark or trade name protection, as the case may be. Work Product conceived by the Employee, which is not related to the business of the Company, will remain the property of the Employee. For the purposes of this Agreement, "Work Product" shall mean the data, materials, documentation, computer programs, inventions, (whether or not patentable), and all works of authorship, including all worldwide rights therein under patent, copyright, trade secret, confidential information, or other proprietary right.

            (b) Non-Competition. In consideration of his employment and the other benefits arising under this Agreement, the Employee agrees that during the Employment Period, and for (i) the greater of the balance of the Employment Term or two (2) years following the termination of this Agreement by the Company "for cause" or termination of this Agreement by the Employee or (ii) six months in the event the Employee is terminated "without cause" (provided that he Company continues to make the payments due the Employee hereunder), the Employee (or any affiliate) shall not directly or indirectly:

                  (i) During the Employment Period, the Employee (or any affiliate) shall not directly or indirectly:

                  (ii) Own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed or retained by, render services to, provide financing (equity or debt) or advice to, or otherwise be connected in any manner with any business that at any time competes with any business of the Company (such as auto, motorbike, or vehicle racing, driving school or motorsports related, anywhere in North America); provided, however, that nothing contained herein shall prevent the purchase or ownership by the Employee of less than 1% of the outstanding equity securities of any class of securities of a company registered under Section 12 of the Securities Exchange Act of 1934, as amended;

                  (iii) For any reason, (1) induce any customer or supplier of the Company or any of its subsidiaries or affiliates to patronize or do business with any business directly or indirectly in competition with the businesses conducted by the Company or any of its subsidiaries or Affiliates in any market in which the Company or any of its subsidiaries or Affiliates does business; (2) canvass, solicit or accept from any customer or supplier of the Company or any of its subsidiaries or affiliates any such competitive business; or (3) request or advise any customer or vendor of the Company or any of its subsidiaries or Affiliates to withdraw, curtail or cancel any such customer's or vendor's business with the Company or any of its subsidiaries or Affiliates; and

                  (iv) For any reason, employ, or knowingly permit any company or business directly or indirectly controlled by him, to employ, any person who was employed by the Company or any of its subsidiaries or affiliates at or within the prior one (1) year, or in any manner seek to induce any such person to leave his or her employment; provided such restriction shall not apply to general solicitations or advertisements posted on the web or published in a newspaper or other media.

            (c) Need for Restrictions. The Employee acknowledges and agrees that each of the restrictive covenants contained in this Section 5 is reasonable and necessary to protect the legitimate business interests of the Company, including, without limitation, the need to protect the Company's trade secrets and the Confidential Information.

            (d) Breach of Restrictive Covenants. In the event of a breach by the Employee of any restrictive covenant set forth in Section 5, the Employee agrees that such a breach would cause irreparable injury to the Company, and that if the Company shall bring legal proceedings against the Employee to enforce any restrictive covenant, the Company shall be entitled to seek all available civil remedies, at law or in equity, including, without limitation, an injunction, damages, attorneys' fees, and costs. Employee agrees that given the significance of the Company's Confidential Information, Employee, as a material part of this Agreement, acknowledges and agrees that he will not oppose the Company's request to post only the minimum bond required by law in the event the relief sought by the Company requires that the Company post a bond. Employee specifically agrees that he or she will not make any argument or seek any order from the court requiring the posting of a bond greater than the minimum imposed by any applicable statute.

            (e) Construction, Survival. If the period of time or scope of any restrictions specified in this Section 5 should be adjudged unreasonable, void, or unenforceable in any proceeding, then the period of time or scope shall be reduced or altered so that the restrictions may be enforced as is adjudged to be reasonable and consistent with public policy and law. All the provisions of this
Section 5 shall survive the Employment Period.

            (f) Successors and Assigns. The restrictive covenant may be enforced by the Company and its successors and assigns.

      6. Termination.

            (a) Termination upon Death. Employee's employment hereunder shall terminate upon the death of Employee; provided, however, that for purposes of this Agreement the Date of Termination based upon the death of Employee shall de deemed to have occurred on the last day of the month in which the death of the Employee shall have occurred.

            (b) Termination upon Incapacity. If the Employee is unable to perform the essential functions of his position, with or without reasonable accommodation, for a period in excess of twelve (12) weeks during the previous twelve (12) months, due to a physical or mental illness, disability or condition, the Company may terminate Employee's employment hereunder at the end of any calendar month by giving written Notice of Termination to Employee. Any questions as to the existence, extent or potentiality of illness or incapacity of Employee upon which the Company and Employee cannot agree shall be determined by a qualified independent physician selected and paid for by the Company who is acceptable to Employee or his personal representative, as the case may be. The determination of such physician certified in writing to the Company and to Employee shall be final and conclusive for all purposes of this Agreement.
Section 6 (b) is intended to be interpreted and applied consistent with the Americans with Disabilities Act and Sections 503 and 504 of the Rehabilitation Act of 1973; the Family and Medical Leave Act of 1993; the California Fair Housing and Employment Act; and any state or local ordinance prohibiting discrimination, harassment and/or retaliation on the basis of a disability.

            (c) Termination for Cause. The Company may terminate Employee's employment hereunder for Cause by giving written Notice of Termination to Employee (as defined below in Section 6 (f) hereof. The Date of Termination shall be specified in the Notice of Termination and may be immediate. For the purpose of this Agreement, the Company shall have "Cause" to terminate Employee's employment hereunder upon Employee's (i) continued failure to materially perform and discharge the duties and responsibilities of Employee under this Agreement after receiving written notice specifically setting forth such failures and allowing Employee thirty (30) days to cure such failures, if so curable, (provided, however, that after one such notice has been given to Employee during the Employment Period, Company is no longer required to provide time to cure subsequent failures for the reasons specified in the initial notice under this Subsection 6(c)(i)), or (ii) any breach by Employee of the provisions of Sections 5; or (iii) Employee is convicted of a felony under federal or state law involving moral turpitude, or a determination by the Board, after consideration of all available information and following the procedures set forth below, that Employee has willfully and materially violated Company policies or procedures involving discrimination, harassment, alcohol or substance abuse, or workplace violence; or (iv) misconduct which, in the opinion and sole, but reasonable discretion of the Company, is materially injurious to the Company, or which constitutes a material breach of this Agreement, Company policy, or Employee's duties to the Company; provided however that Employee shall have thirty (30) days following written notice of such breach or violation to cure the breach or violation, (v) Employee's actions or omissions that constitute fraud, or gross misconduct that have a material adverse effect on the Company.

            (d) Termination by the Company without Cause. The Company may terminate the Employee's employment at any time without Cause upon thirty (30) calendar days notice by delivering written notice to the Employee. The Date of Termination shall be specified in the Notice of Termination; provided however, that the Date of Termination shall not be earlier than thirty (30) calendar days after delivery of the Notice of Termination.

            (e) Termination by the Employee for Good Reason. Employee may terminate this Agreement for Good Reason. For purposes of this Agreement `Good Reason' shall mean (i) a material breach by the Company or its affiliate of its obligations under this Agreement, or any other agreement between Employee and the Company or a Company affiliate, or (ii) any material change in the assignment of duties or responsibilities to Employee by the Board which are inconsistent in a material and adverse respect with Employee's position causing it to be of materially less stature or responsibility. Any such breach by the Company, if curable, may be cured within ten (10) days after notice thereof to the Company.

            (f) Termination by the Employee. Employee may terminate this Agreement by delivering written notice to the Company. The Employee shall provide ninety (90) calendar days written notice to the Company. The Date of Termination shall be specified in the Notice of Termination; provided however, that the Date of Termination shall not be earlier than ninety (90) calendar days after delivery of the Notice of Termination.

            (g) Notice of Termination. Notice of Termination to effectuate a termination under Section 6 shall be made in accordance with Notice defined in
Section 8. For purposes of this Agreement, a "Notice of Termination" shall mean a notice, in writing, which shall indicate the specific termination provision of this Agreement relied upon as the basis for the Termination and the Date of Termination. The Date of Termination shall not be earlier than the date such Notice of Termination is delivered (as defined above); provided however, that the Company, at its option, may elect to have the Employee not report to work after the date of the written notice.

            (h) Date of Termination. "Date of Termination" means the date on which this Agreement shall terminate (except for those provisions which survive termination as specified in this Agreement) in accordance with the provisions of this Section 6.

            (i) Obligation to Pay.

                  (i) For Terminations under Subsection 6(a), the estate of Employee shall be paid all sums otherwise payable to Employee, including without limitation all pro-rated Base Salary, Bonuses or other benefits accrued or accruable to Employee through the end of the month in which the death of Employee occurred. The Bonuses will be pro-rated to the Date of Termination and will be pro-rated after receipt of year-end results.

                  (ii) For Terminations under Subsection 6(b), the Employee or the person charged with legal responsibility for the Employee's estate shall be paid all sums otherwise payable to the Employee, including the pro-rated Base Salary, Bonuses and other benefits accrued or accruable to the Employee through the Date of Termination, and the Company shall have no further obligation to the Employee under this Agreement. The Bonuses will be pro-rated to the Date of Termination and will be pro-rated after receipt of year-end results to the extent any additional sums would be owed after receipt of year end results.

                  (iii) For Terminations for Cause under Subsection 6(c), the Company shall pay the Employee his Base Salary and benefits accrued through the Date of Termination. The Employee shall receive pro-rated Bonuses and benefits through the Date of Termination and will not be entitled to receive any other Bonuses or benefits not earned or accrued as of the Date of Termination. The Bonuses will be pro-rated to the Date of Termination and will be pro-rated after receipt of year-end results. The Company shall have no further obligation to the Employee under this Agreement.

                  (iv) For Terminations without Cause under Subsection 6(d), the Employee shall be entitled to the lesser of (i) the Base Salary for the remainder of the Employment Period, as well as medical and dental benefits included in section 4(d) of this Agreement (provided that such benefits are in place at the time of termination), without regard to the Date of Termination set forth in the Notice of Termination or (ii) the Base Salary for two (2) years, in one lump sum. The Employee shall receive pro-rated Bonuses and benefits through the Date of Termination and will not be entitled to receive any other Bonuses or benefits not earned or accrued as of the Date of Termination. The Bonuses will be pro-rated to the Date of Termination and will be pro-rated after receipt of year-end results.

                  (v) For Terminations for Good Reason under Subsection 6(e), the Employee shall be entitled to the lesser of (i) the Base Salary for the remainder of the Employment Period, as well as medical and dental benefits included in section 4(d) of this Agreement provided that such benefits are in place at the time of termination), without regard to the Date of Termination set forth in the Notice of Termination or (ii) the Base Salary for two (2) years, in one lump sum. The Employee shall receive pro-rated Bonuses and benefits through the Date of Termination and will not be entitled to receive any other Bonuses or benefits not earned or accrued as of the Date of Termination. The Bonuses will be pro-rated to the Date of Termination and will be pro-rated after receipt of year-end results.

                  (vi) For Terminations by the Employee under Subsection 6(f), the Company shall pay the Employee his Base Salary and benefits accrued through the Date of Termination. The Employee shall receive pro-rated Bonuses and benefits through the Date of Termination and will not be entitled to receive any other Bonuses or benefits not earned or accrued as of the Date of Termination. The Bonuses will be pro-rated to the Date of Termination and will be pro-rated after receipt of year-end results. The Company shall have no further obligation to the Employee under this Agreement.

      7. Notice. For the purpose of this Agreement, notices and all other communications to either party hereunder provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or three (3) business days after being mailed by certified mail, return receipt requested, postage prepaid, two (2) business days after being provided to a courier for next business day delivery, or 24 hours after being sent by telecopy:

   in the case of the Company to:                American Racing Capital
                                                 P.O. Box 563
                                                 Zephyr Cove, NY 89448
                                                 Attention:  Davy Jones
                                                 Facsimile:

   in the case of Employee to:                   D. Davy Jones
                                                 920 Bolen Circle
                                                 Gardnerville, NY 89448
                                                 Telephone:  (775) 265-9970
                                                 Facsimile:  (775) 790-0880

   With a copy (not constituting notice) to:
                                                 --------------------------
                                                 --------------------------
                                                 --------------------------
                                                 --------------------------


or to such other address as either party shall designate by giving written notice of such change to the other party.

      8. Director's and Officer's Liability Insurance. To protect the Employee from any liability, loss, claims, damages, or costs, including legal fees and costs, prior to any public offering of any securities of the Company, the Company, at such time when the Company shall have sufficient funds to do so, shall purchase and maintain director's and officer's liability insurance (the "D&O Insurance") in an amount not less than One Million Dollars ($1,000,000), or in such amount as is later agreed upon by the Employee and the Company and which shall include a duty to defend clause. The policy shall name the Employee by name or title as an insured in each (and all) of his duties and titles, including President, Chief Executive Officer and member of the Board.

      9. Prior Agreements. The Employee represents to the Company (a) that there are no restrictions, agreements, or understandings whatsoever to which the Employee is a party which would prevent or make unlawful, impractical, or impossible the Employee's execution of this Agreement or employment hereunder, or which would prevent him fully, faithfully, and completely from performing all of his obligations to the Company, (b) that the Employee's execution of this Agreement and employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written, to which the Employee is a party or by which the Employee is bound, and (c) that the Employee is free and able to execute this Agreement and to enter into employment by the Company. A written or oral notice or complaint that Employee breached this provision or violated a restrictive covenant or an agreement not to disclose confidential information shall subject the Employee, at the Company's sole discretion, to immediate termination with cause, irrespective of any advance notice provisions contained in Section 8 above. The Employee also agrees to fully indemnify the Company for any and all direct damages, costs and/or reasonable attorney's fees incurred by the Company that result or arise in any manner from any claims that were related to the Employee's breach of a restrictive covenant, an agreement not to disclose confidential information, or other duties and obligations Employee owed or owes to any third party; provided however, that Employee shall not be responsible for special or consequential damages, nor shall any such damages exceed the amount of monetary compensation paid to Employee hereunder.

      10. Right to Review and Seek Counsel. The Employee hereby acknowledges that he has actively engaged in the discussion and negotiation of this Agreement and its terms and has had full and fair opportunity to discuss and review the Agreement and its terms with any legal or other advisor of his choice and has either done so, or voluntarily declined to do so. Employee further agrees that this Agreement has been fully negotiated by parties acting at arms' length with full opportunity to negotiate terms such that this Agreement and all of its terms shall be deemed to have been drafted mutually by both parties.

      11. Waiver. The waiver by the Company of a breach or threatened breach of this Agreement by the Employee shall not be construed as a waiver of any subsequent breach by the Employee. Inaction or silence by the Company shall not be deemed a waiver. No waiver of any breach is effective unless expressly stated in writing and signed by a duly authorized member of the Board or its authorized designee.

      12. Entire Agreement/Amendments. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is approved by the Board and agreed to in writing signed by Employee and such officer as may be specifically authorized by the Board. This Agreement contains the entire understanding of the parties hereto and no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party, which are not set forth expressly in this Agreement. This Agreement supersedes all negotiations, preliminary agreements, and all prior and contemporaneous discussions and understandings of the parties hereto and/or their affiliates. The Employee acknowledges that he has not relied on any prior or contemporaneous discussions or understandings in entering into this Agreement.

      13. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Nevada without regard to conflicts of law.

      14. Consent to Personal Jurisdiction and Venue. Each party hereby consents to personal jurisdiction and exclusive venue of the Federal and State courts located in San Diego, California, and waive any objections to such courts based on venue in connection with any claim or dispute arising under this Agreement. For purposes of this Section, the term "Employee" includes any business entity owned or controlled by the Employee.

      15. Headings and Captions. The titles and captions of paragraphs and subparagraphs contained in this Agreement are provided for convenience of reference only, and shall not be considered terms or conditions of this Agreement.

      16. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

      17. Survival. The provisions of this Agreement shall not survive the termination of Employee's employment hereunder, except that all the provisions of Section 5, Section 8, Section 9, and Section 10 shall survive termination of this Agreement and termination of Employee's employment, and be binding upon the parties.

      18. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and the Employee agrees that this Agreement may be assigned by the Company. This Agreement is not assignable by the Employee.

      19.  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts and by facsimile, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day, month and year first above mentioned.

American Racing Capital, Inc.               Employee

By:
     -------------------------------
Name:                                       By: /s/ D. Davy Jones
     -------------------------------             --------------------------
Title:                                              D. Davy Jones
     -------------------------------